UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2007 (August 17, 2007)
Date of Report (Date of earliest event reported)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1100 Summer Street
Stamford, CT 06905

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 323-8668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On August 20, 2007, Delcath Systems, Inc. (the “Company”) announced the resignation of Dr. Samuel Herschkowitz as a member of its Board of Directors, effective August 17, 2007. The resignation letter submitted by Dr. Herschkowitz did not reference any disagreement with the Company on any matter relating to the Company’s operations, policies and practices. Dr. Herschkowitz will continue to serve as a consultant to the Company through the end of the year.

      A copy of the press release announcing Dr. Herschkowitz’s resignation is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

99.1	Press Release entitled “Samuel Herschkowitz, M.D. Resigns as Director of Delcath,” dated August 20, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 23, 2007		DELCATH SYSTEMS, INC.

	By:	/s/ Richard L. Taney
Name: Richard L. Taney
Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release entitled “Samuel Herschkowitz, M.D. Resigns as Director of Delcath,” dated August 20, 2007.